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                                                                     Exhibit 3.2



                           AMENDED AND RESTATED BYLAWS
                                       OF
                         AUGUST TECHNOLOGY CORPORATION.

                                   ARTICLE 1.
                                     OFFICES

     1.1) OFFICES. The principal executive office of the corporation shall be at such address as the Board of Directors may determine from time to time, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

                                   ARTICLE 2.
                            MEETINGS OF SHAREHOLDERS

     2.1) REGULAR MEETINGS. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to an officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.

     2.2) SPECIAL MEETINGS. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding ten percent (10%) or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.

     2.3) MEETINGS HELD UPON SHAREHOLDER DEMAND. Within thirty (30) days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than ninety (90) days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice


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as provided in Section 2.5 hereof at the expense of the corporation.

     2.4) PLACE OF MEETINGS. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

     2.5) NOTICE OF MEETINGS. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least fourteen (14) days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

     2.6) WAIVER OF NOTICE. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.

     2.7) QUORUM AND ADJOURNED MEETING. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

     2.8) VOTING. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise provided in the terms of the share or as may be required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and


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all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

     2.9) RECORD DATE. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and entitled to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty (20) days prior to a meeting may vote at such meeting.

     2.10) ORDER OF BUSINESS. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:

     (a)      Call of roll
     (b)      Proof of due notice of meeting or waiver of notice
     (c)      Determination of existence of quorum
     (d)      Reading and disposal of any unapproved minutes
     (e)      Reports of officers and committees
     (f)      Election of directors
     (g)      Unfinished business
     (h)      New business
     (i)      Adjournment.

                                   ARTICLE 3.
                                    DIRECTORS

     3.1) GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

     3.2) NUMBER, TERM, ELECTION AND QUALIFICATIONS. At each annual meeting the Shareholders shall determine the number of directors which shall be not less than three (3) nor more than nine (9); provided, that between annual meetings the Board of Directors may increase the authorized number of directors within the limits stated above. However, notwithstanding the foregoing no increase or decrease in the number of directors may be effected except according to the further provisions contained in this Section 3.2.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.


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     At the first meeting of Shareholders held after March 9, 2000, Class I directors shall be elected for a one (1)-year term, the Class II directors for a two (2)-year term, and the Class III directors for a three (3) year term. At each succeeding annual meeting of the shareholders at which directors are elected, successors to the Class of directors whose term expires at that annual meeting shall be elected for a three (3) year term.

     A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected and shall qualify, or until such director's resignation or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term.

     Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

     No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.2 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of seventy-five percent (75%) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

     Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders of the corporation either by or at the direction of the Nominating Committee of the Board of Directors or by any shareholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this paragraph of this Section 3.2. A shareholder who desires to nominate a person for the election to the Board of Directors at a meeting of shareholders of the corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the Secretary of the corporation. To be timely, a shareholder's notice given pursuant to this paragraph must be received at the principal executive office of the corporation not less than one hundred twenty (120) calendar days in advance of the date which is one year later than the date of the proxy statement of the corporation released to shareholders of the corporation in connection with the previous year's annual meeting of shareholders of the corporation; provided, however, that if no annual meeting of shareholders of the corporation was held the previous year or if the date of the forthcoming annual meeting of shareholders has been changed by more than thirty
(30) calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of shareholders of the corporation, then to be timely such shareholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date


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of the forthcoming meeting was mailed or given to shareholders by or on behalf of the corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the corporation. Such shareholder's notice to the Secretary of the corporation shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person; (iii) the class and number of shares of capital stock of the corporation which are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the corporation and
(v) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the shareholder giving the notice, (i) the name and address, as they appear in the stock records of the corporation, of such shareholder, (ii) the class and number of shares of capital stock of the corporation which are then beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such shareholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder, and (iv) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the corporation shall furnish to the Secretary of the corporation the information concerning such nominee which is required to be set forth in a shareholder's notice off a proposed nomination. No person shall be eligible for election as a director of the corporation unless nominated in compliance with the procedures set forth in this paragraph. The chairman of a meeting of shareholders of the corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this paragraph, and such defective nomination shall be disregarded.

     3.3) VACANCIES. Vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.

     3.4) QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     3.5) BOARD MEETINGS; PLACE AND NOTICE. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors


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may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving two (2) days notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

     3.6) WAIVER OF NOTICE. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

     3.7) COMPENSATION. Directors who are not salaried officers of the corporation shall receive such fixed sum per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

     3.8) COMMITTEES. The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by affirmative vote of a majority of the directors present, and shall be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.

     3.9) COMMITTEE OF DISINTERESTED PERSONS. The Board may establish a committee composed of two or more disinterested directors or other disinterested persons to determine whether it is in the best interests of the corporation to pursue a particular legal right or remedy of the corporation and whether to cause the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the corporation. For purposes of this section, a director or other person is "disinterested" if the director or other person is not the owner of more than one percent of the outstanding shares of, or a present or former officer, employee, or agent of, the corporation or of a related corporation and has not been made or threatened to be made a party to the proceeding in question. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining members. The good faith determinations of the committee are binding upon the corporation and its directors, officers and shareholders. The committee terminates when it issues a written report of its determinations to the Board.

     3.10) ORDER OF BUSINESS. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:

     (a)      Roll call


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     (b)      Proof of due notice of meeting or waiver of notice, or
                  unanimous presence and declaration by presiding chairman
     (c)      Determination of existence of quorum
     (d)      Reading and disposal of any unapproved minutes
     (e)      Reports of officers and committees
     (f)      Election of officers
     (g)      Unfinished business
     (h)      New business
     (i)      Adjournments.

     3.11) REMOVAL. Directors may be removed only for cause by the affirmative vote of the holders of seventy-five percent (75%) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders or for cause by vote of a majority of the entire Board of Directors. No amendment to these Bylaws shall alter, change or repeal any of the provisions of this Section 3.11 unless the amendment effecting such alteration, change or repeal shall receive the affirmative vote of the holders of seventy-five percent (75%) of all shares of stock of the corporation entitled to vote on all matters that may come before each meeting of shareholders.

                                   ARTICLE 4.
                                    OFFICERS

     4.1) NUMBER AND DESIGNATION. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

     4.2) ELECTION, TERM OF OFFICE AND QUALIFICATION. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

     4.3) RESIGNATION. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.

     4.4) VACANCIES IN OFFICE. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy shall be filled for the unexpired term


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by the Board of Directors.

     4.5) CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

     4.6) CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.7) CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.

     4.8) PRESIDENT. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to him by the Board.

     4.9) VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

     4.10) SECRETARY. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief


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executive officer from time to time.

     4.11) TREASURER. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

     4.12) DELEGATION. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of his office to other persons.

                                   ARTICLE 5.
                                 INDEMNIFICATION

     5.1) The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

                                   ARTICLE 6.
                            SHARES AND THEIR TRANSFER

     6.1) CERTIFICATE OF STOCK. Every owner of stock of the corporation shall be entitled to a certificate, in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

     6.2) STOCK RECORD. As used in these Bylaws, the term "shareholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).


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     6.3) TRANSFER OF SHARES. Transfer of shares on the books of the corporation may be authorized only by the share holder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.

     6.4) LOST CERTIFICATE. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so re quire, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, where upon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE 7.
                               GENERAL PROVISIONS

     7.1) DISTRIBUTIONS; ACQUISITIONS OF SHARES. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation's shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

     7.2) FISCAL YEAR. The fiscal year of the corporation shall be established by the Board of Directors.

     7.3) SEAL. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.

     7.4) SECURITIES OF OTHER CORPORATIONS.

          (a) VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess any may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like


                                      -10-
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powers upon any other person or persons.

          (b) PURCHASE AND SALE OF SECURITIES. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the corporation and may execute and deliver such documents as may be necessary to effect such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.

                                   ARTICLE 8.
                                    MEETINGS

     8.1) WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof given by the person or persons entitled to such notice, whether before, at or after the time stated therein and either in writing, orally or by attendance, shall be deemed equivalent to the actual required notice.

     8.2) TELEPHONE MEETINGS AND PARTICIPATION. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board and directors.

     8.3) AUTHORIZATION WITHOUT MEETING. Any action of the shareholders, the Board of Directors, or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote on such action, by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

                                   ARTICLE 9.
                              AMENDMENTS OF BYLAWS

     9.1) AMENDMENTS. Except as otherwise provided in specific provisions of these Bylaws, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change


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or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.


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